Exhibit 10.29
LICENSE AGREEMENT
This License Agreement is entered into and made effective as of this 6th day of August 2024 by and between T Stamp Inc. dba Trust Stamp, a company incorporated under the laws of Delaware having its head office in Atlanta, Georgia, USA and hereafter called ‘Trust Stamp,’ and Boumarang Inc. hereafter called “the Licensee.”

RECITALS
A.Trust Stamp is engaged in developing and producing software based in part on patents set forth in Exhibit A hereto, hereinafter referred to as the ‘Patents.’
B.The Licensee is engaged in the business of the development, manufacturing, sale, and marketing of hydrogen- powered UAV and USV (“Drones” or “Products”)
C.Trust Stamp is willing to broaden the market for its technology by granting the Licensee the non-exclusive right to exploit the Patents to produce, sell, market, and distribute Drones, and the Licensee wishes to acquire such a non- exclusive license.

AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, Trust Stamp and Licensee hereby agree as follows:
1.1 Trust Stamp hereby grants to the Licensee a non-exclusive license to exploit Trust Stamp Patent Rights as specified in Exhibit A for the sole purpose of producing, selling, marketing, and distributing Drones.
1.2. The parties agree that this license grant shall not affect Trust Stamp's rights to develop, manufacture, market, and sell any product either by itself or through its distribution agents.
1.3 In consideration for the non-exclusive license granted pursuant to Section 1.1 hereof, the Licensee shall pay to Trust Stamp a non-refundable License Fee upon execution of this Agreement in the form of a pre-paid warrant to acquire 5,000,000 shares of common stock in the Licensee valued at $1.00 per share. The License Fee described in this Section is the consideration for the grant of the License hereunder, and Trust Stamp shall have no additional obligation to perform any service or return any portion of such License Fee, notwithstanding any failure by the Licensee to develop any Products exploiting the Patents.
2.1 The Licensee shall be responsible for obtaining all necessary governmental approvals for the development, production, distribution, sale, and use of any Products using the licensed patent rights at the Licensee’s expense. The Licensee shall have sole responsibility for any warning labels, packaging, and instructions as to the use of Products and for the quality control of any Products and must not provide any warranty or representations regarding the Licensed Patents.
2.2 Licensee hereby agrees to indemnify, defend, and hold harmless Trust Stamp and any and all co-owners of Trust Stamp Patent Rights, and any parent, subsidiary, or other affiliated entity and their trustees, officers, employees, scientists, and agents from and against any liability or expense arising from any product liability claim asserted by any party or any claims arising from the use of any Trust Stamp Patent Rights pursuant to this Agreement. Such indemnity and defense obligation shall apply to any product liability or other claims, including, without limitation, personal injury, death, or property damage, made by employees, subcontractors, sublicensees, or agents of the Licensee, as well as any member of the general public. The Licensee shall use its best efforts to have Trust Stamp, and any and all co-owners of Trust Stamp Technology or Trust Stamp Patent Rights, and any parent, subsidiary, or other affiliated entity and their trustees, officers, employees, scientists, and agents named as additional insured parties on any product liability insurance policies maintained by the Licensee, its Affiliates and sublicensees applicable to Products.
3.1 Patent Marking. To the extent required by applicable law, Licensee shall mark all Products or their containers in accordance with the applicable patent marking laws.
3.2 The use of the name “Trust Stamp,” or any variation thereof in connection with the advertising or sale of Products is not permitted without Trust Stamp’s prior written approval.
4.1 Trust Stamp hereby represents, warrants, and covenants that (i) it is the sole owner of the Trust Stamp Patent Rights and that it has the exclusive right to grant a license on the Patents; (ii) it has not received written notification that legal proceedings have been commenced, or are expected to be commenced, in which there may be assertions of infringement by Trust Stamp, of the patents, trademarks or copyrights of any third party (ii) it has full right and power to        enter    into    this    Agreement.

4.2 Trust Stamp makes no other warranties concerning Trust Stamp patent rights, including without limitation any express or implied warranty as to merchantability or fitness for a particular purpose or that any patent is or will be free from infringement.
5.1 Trust Stamp and any and all co-owners of Trust Stamp Patent Rights retain full ownership and title to Trust Stamp Patent Rights licensed hereunder.
6.1 The parties agree that during the term of this Agreement, and for a period of three (3) years after this Agreement terminates, a party receiving Confidential Information of the other party will (i) maintain in confidence such Confidential Information to the same extent such party maintains its own proprietary industrial information; (ii) not disclose such Confidential Information to any third party without prior written consent of the other party; and (iii) not use such Confidential Information for any purpose except those permitted by this Agreement.
7.1 Any and all assignments of this Agreement or any rights granted hereunder by the Licensee are void except (i) to an Affiliate of Licensee; (ii) in connection with the transfer or sale of all or substantially all of the Licensee’s assets or business or in the event of its merger, consolidation, change in control or similar transaction; or (iii) as expressly permitted hereunder, without the prior written consent of Trust Stamp, such consent not be unreasonably withheld.
8.1. Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of any successors in interest and assigns of Trust Stamp and the Licensee. Any such successor or assignee of the Licensee’s interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by the Licensee.
9.1 The relationship between Trust Stamp and the Licensee is that of independent contractors. Trust Stamp and the Licensee are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship other than independent contracting parties. Trust Stamp and the Licensee shall have no power to bind or obligate each other in any manner other than as is expressly set forth in this Agreement.
10.1 This Agreement merges and supersedes all prior Agreements between the parties hereto. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof shall be settled by, governed by, and construed in accordance with the laws of the State of New York, United States, and the courts of New York State shall have exclusive jurisdiction in respect of any dispute arising hereunder.
11.1 This Agreement sets forth the entire agreement and understanding between the parties regarding its subject matter. No amendments or modifications shall be made to this Agreement except by a written document signed by both parties.

12.1 Should any one or more of the provisions of this Agreement be held invalid or unenforceable by a court of competent jurisdiction, it shall be considered severed from this Agreement and shall not serve to invalidate the remaining provisions thereof. The parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by them when entering this Agreement may be realized.
Executed for T Stamp Inc. dba Trust Stamp
Gareth N. Genner
Chief Executive Officer

Executed for The Licensee
Name: Imran Firoz Position: Interim CEO